UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

ART’S-WAY MANUFACTURING CO., INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 208-8467
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $.01 par value	ARTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2023, Art’s-Way Manufacturing, Co., Inc. (the “Company”)  entered into an amendment (the “Amendment”) of its $500,000 revolving line of credit with Bank Midwest, dated August 30, 2023 (the “Line of Credit”), extending the maturity date from November 30, 2023 to March 30, 2024. As of November 30, 2023, outstanding principal on the Line of Credit was $208,000. This Amendment aligns the maturity date of the Line of Credit with the maturity date of the Company’s other $5,000,000 line of credit with Bank Midwest.

The foregoing description is only a summary of the Amendment and does not purport to be a complete description of the rights and obligations of the parties under the Line of Credit, as amended, and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith and incorporated by reference herein, and the Line of Credit, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on October 13, 2023 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

1.01	Change in Terms Agreement between the Company and Bank Midwest, dated November 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2023

ART’S-WAY MANUFACTURING CO., INC. /s/ David A. King David A. King President and Chief Executive Officer